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                                                                    EXHIBIT 10.1

                            FIRST AMENDMENT TO THE
                          TANOX, INC. 1997 STOCK PLAN


    THIS AMENDMENT by Tanox, Inc. (the "Company"),

                                  WITNESSETH:

    WHEREAS, the Company maintains the Tanox, Inc. 1997 Stock Plan (the "Plan"); and

    WHEREAS, the Company retained the right in Section 14 of the Plan for the Board of Directors to amend the Plan from time to time; and

    WHEREAS, the Board of Directors of the Company approved resolutions on September 20, 2000, amending the Plan as set forth below;

    NOW, THEREFORE, the Company agrees that, effective September 20, 2000:

     1. Section 2.1 of the Plan is hereby amended by adding the following sentences to the end of the provision:

     "The Board of Directors may delegate to a committee of officers of the Company the ability to grant Options, Stock Awards, SARs and Stock Purchases to non-officer employees and consultants of the Company, and other related duties of the Committee under the Plan, subject in each case to rules and regulations established by the Committee from time to time."

     2. Clause (ii) of Section 6.1(b) of the Plan is hereby amended to read as follows in its entirety:

     "(ii) shares of Common Stock of the Company owned by the Participant for at least six months and having a fair market value equal in amount to the exercise price of the Option being exercised"


         IN WITNESS WHEREOF, the Company has executed this Amendment this 20th day of September, 2000.


                                     TANOX, INC.


                                     By:    Nancy T. Chang
                                        ------------------------------
                                     Name:  Nancy T. Chang
                                     Title: President and CEO